UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 21, 2024

XTI AEROSPACE, INC.

(Exact name of registrant as specified in its charter)

Nevada	001-36404	88-0434915
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

8123 InterPort Blvd., Suite C Englewood, CO	80112
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (800) 680-7412

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock	XTIA	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events.

Legal Proceeding Update

As disclosed in its Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2024, in June 2024, XTI Aerospace, Inc. (the “Company”) received a letter from counsel for Chardan Capital Markets LLC (“Chardan”) seeking additional compensation under that certain engagement letter, dated as of June 7, 2022, by and between Chardan and XTI Aircraft Company (“XTI Aircraft”), the Company’s wholly-owned subsidiary, as amended (the “Engagement Letter”), including a cash payment of $200,000, and threatening to file an arbitration with the Financial Industry Regulatory Authority (“FINRA”). The Company responded to the letter, disputing that it owes any compensation to Chardan.

On August 15, 2024, the Company became aware that Chardan had filed a statement of claim with FINRA against the Company and XTI Aircraft related to the foregoing. The statement of claim asserts causes of action for breach of contract and unjust enrichment. Chardan is seeking approximately $950,000 in cash payments that it claims it is owed under the Engagement Letter plus an unspecified amount of additional fees pursuant to certain alleged tail period and right of first refusal provisions in the Engagement Letter. The Company and XTI Aircraft believe that Chardan’s claims are meritless and intend to vigorously defend the action.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

XTI AEROSPACE, INC.

Date: August 21, 2024	By:	/s/ Scott Pomeroy
	Name:	Scott Pomeroy
	Title:	Chief Executive Officer

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